                                                                  Exhibit 10.81


                                 PROMISSORY NOTE



US $2,640,752.50                                               January 16, 2001


        FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of EPIMMUNE INC. (the "Company"), with its principal place of business at 5820 Nancy Ridge Drive, San Diego, California 92121, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of two million six hundred forty thousand seven hundred fifty-two dollars and fifty cents (US $2,640,752.50) together with interest accrued from the date hereof on the unpaid principal at the rate of 5.61% per annum, compounded annually, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

        PRINCIPAL AND INTEREST REPAYMENT. The outstanding principal amount hereunder, together with accrued and unpaid interest thereon calculated on the basis of a 360-day year for the actual number of days elapsed, shall be due and payable in full on January 16, 2005, four (4) years from the date of this promissory note (the "Note");

provided, however, that in the event that the undersigned's Continuous Service (as defined in that certain Restricted Stock Purchase Agreement between the undersigned and the Company of even date herewith) with the Company is terminated for any reason prior to payment in full of this Note, then this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable immediately after such termination.

        If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law and the terms of this note.

        This Note may be prepaid without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

        The full amount of this Note is secured by a pledge of shares of the Company, and is subject to all of the terms and provisions of the Restricted Stock Purchase Agreement and the Stock Pledge Agreement, each of even date herewith between the undersigned and the Company. With respect to each indivisible share of Company stock purchased with the proceeds of this Note, the undersigned shall be personally liable for repayment of fifty percent (50%) of the amounts due under this Note, and shall not be personally liable for repayment of the remaining fifty percent (50%) of the amounts due under this Note.

        The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

        The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

        The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

        This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


                                            Signed  /s/ Emile Loria
                                                    ---------------------------
                                                    EMILE LORIA




                                        2